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                                                                   EXHIBIT 10.27

                                AMENDMENT NO. 1
                                       TO
                           RECEIVABLES SALE AGREEMENT


        AMENDMENT NO. 1, dated as of October 25, 1994 ("Amendment No. 1"), to the Receivables Sale Agreement, dated as of April 14, 1994 (the "Original Sale Agreement") between CARLISLE PLASTICS, INC. (the "Parent"), a Delaware corporation, and CARLISLE PLASTICS FUNDING CORPORATION, a Delaware corporation (the "RFC"). Capitalized terms used and not otherwise defined in this Amendment No. 1 shall have the meanings specified in the Original Sale Agreement.

        The Parent and the RFC agree as follows:

        1. Section 1.01 of the Original Sale Agreement is amended by deleting the definition of the term "Funding Agreement" and substituting therefor the following:

     "FUNDING AGREEMENT" means the Receivables Funding and
     Servicing Agreement, dated as of April 14, 1994 among the RFC, Redwood (as Lender), the Operating Agent, the
     Collateral Agent and the Parent, as Servicer, as amended from time to time.

        2. Section 3.01 of the Original Sale Agreement is deleted in its entirety and amended by substituting therefor the following:

        SECTION 3.01. RFC LOANS. The RFC hereby agrees, on the terms and subject to the conditions of this Agreement, to make advances (each, an "RFC Loan") to the Parent to the extent of its available funds during the term of this Agreement in an aggregate principal amount at any one time outstanding up to, but not exceeding $45,000,000. Subject to the terms of this Agreement, the Parent may borrow, repay and reborrow; PROVIDED that no such RFC Loans may be made if, after giving effect thereto, there would be a Funding Excess.

        3. Subsection (a) of Section 3.04 of the Original Sale Agreement is deleted in its entirety and amended by substituting therefor the following:

        SECTION 3.04. PARENT NOTE. (a) The RFC Loans made by the RFC hereunder shall be evidenced by a single promissory note of the Parent in substantially the form of Exhibit B hereto (the "Parent Note"). The Parent Note shall be dated the date of this Amendment No. 1, shall be payable to the order of the RFC in a principal amount equal to $45,000,000 and shall otherwise be duly completed.

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        4.        The Parent represents and warrants as follows:

        (a) The Parent has the corporate power, authority and legal right to execute, deliver and perform the Original Sale Agreement, as amended hereby, and to sell or contribute the Transferred Receivables thereunder. The Parent has taken all necessary corporate action to authorize the sale and contribution of on the terms and conditions of the Original Sale Agreement, as amended hereby, and the execution, delivery and performance of this Amendment No. 1.
No consent, license, permit, approval or authorization of, exemption by, notice or report to or registration, filing or declaration with any Governmental Authority is required for the execution, delivery and performance by the Parent of the Original Sale Agreement, as amended hereby, which has not been obtained, made, given or accomplished. The Original Sale Agreement, as amended hereby, has been executed and delivered by a duly authorized officer of the Parent and constitutes a legal, valid and binding agreement of the Parent enforceable against the Parent in accordance with its terms.

        (b) The execution, delivery and performance by the Parent of the Original Sale Agreement, as amended hereby, will not violate (i) any provision of any existing law or regulation applicable to the Parent, (ii) any provision of any order, judgment, award or decree of any court, arbitrator or governmental authority applicable to the Parent, (iii) the Certificate of Incorporation or By-Laws of the Parent, or (iv) any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Parent is a party or by which the Parent or any of its assets may be bound, and will not, except as otherwise provided in the Funding Agreement, result in or require the creation or imposition of any Adverse Claim on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

        5. The miscellaneous provisions under ARTICLE VI of the Original Sale Agreement, together with the definitions of all terms used therein, and all other sections of the Original Sale Agreement to which such sections refer are hereby incorporated by reference as if the provisions thereof were not set forth in full herein, except that (a) the terms "Original Sale Agreement") and "Agreement" shall be deemed to refer to the Original Sale Agreement, as amended hereby; (b) the terms "this Original Sale Agreement" and "this Agreement" shall be deemed to refer to the Original Sale Agreement as amended hereby; and (c) the terms "hereunder", "hereby" and "hereto" shall be deemed to refer to the Original Sale Agreement as amended hereby.

        6. The Original Sale Agreement, as amended hereby, shall be deemed to be amended hereby to the extent necessary, if any, to give effect to this Amendment No. 1. Except as so amended hereby, the Original Sale Agreement shall remain in full force and effect in accordance with their respective terms. Except as amended hereby, all provisions, terms and conditions, covenants, and representations and warranties of the Original Sale Agreement shall remain in full force and effect in accordance with its terms. The execution and delivery of this Amendment No. 1 by the Parent and the RFC shall not waive or be deemed to waive any default which has occurred or which may be occurring in respect of the Original Sale Agreement.

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        IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to the
Receivables Sale Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              CARLISLE PLASTICS, INC.



                              By: /S/ PATRICK J. O'LEARY
                                  ---------------------------------
                              Name:          Patrick O'Leary
                              Title:         Chief Financial Officer

                              Address:       One Union Street
                                             Boston, MA 02108
                              Attention:  Chief Financial Officer
                              Phone number: (617) 557-2600
                              Telecopier number: (617) 523-5428


                              CARLISLE PLASTICS FUNDING CORPORATION



                              By: /S/ MARIE B. HUMBERT
                                  ---------------------------------
                              Name:     Marie B. Humbert
                              Title:    Vice President and
                                        Assistant Secretary

                              Address:  1401 West 94th Street
                                        Minneapolis, MN  55431
                              Attention: Vice President
                              Phone number: (612) 885-9359
                              Telecopier number: (612) 885-9355